EXHIBIT 10.44
SECOND AMENDMENT TO OEM PURCHASE AGREEMENT
     This Second Amendment (the “Amendment”) is made as of February 14, 2005, by and between Cardiac Science, Inc., a Delaware corporation (“Supplier” or “Cardiac Science” or “CSI”), a medical device developer and manufacturer of automated external defibrillators having its principal place of business at 1900 Main Street, Irvine, CA 92614 and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation (“GEMS-IT”), having its principal place of business at 8200 W. Tower Avenue, Milwaukee, WI 53223. CSI and GEMS-IT may each be referred to herein as a “Party” and collectively, the “Parties”.
WITNESSETH:
     WHEREAS, CSI and GEMS-IT are parties to an OEM Purchase Agreement dated July 29, 2003 and Amendment One to OEM Purchase Agreement dated August 10, 2004 (collectively, the “OEM Purchase Agreement”).
     WHEREAS, CSI and GEMS-IT desire to supplement and amend the OEM Purchase Agreement as set forth herein.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:
     1. Construction. Except as provided in this Amendment, the terms and conditions set forth in the OEM Purchase Agreement shall remain unaffected by execution of this Amendment. To the extent any provisions or terms set forth in this Amendment conflict with the terms set forth in the OEM Purchase Agreement, the terms set forth in this Amendment shall govern and control. Terms not otherwise defined herein, shall have the meanings set forth in the OEM Purchase Agreement. This Amendment amends the OEM Purchase Agreement and not the OEM Purchase and Supply Agreement entered into by the Parties on July 29, 2003.

     2. CSI Roles and Responsibilities. To further define the role of CSI, and to more explicitly set forth CSI’s responsibilities and obligations with respect to the OEM Purchase Agreement and the OEM Products, the Parties agree that CSI shall be responsible for tracking all OEM Products (as defined in Exhibit A to the OEM Purchase and Supply Agreement) sold by GEMS-IT in the United States, in accordance with 21 C.F.R. 821. As the manufacturer of the OEM Products, CSI is solely responsible for establishing records that accurately match end users with each of the OEM Products. CSI is also responsible for establishing such records and maintaining them for accessories that are trackable per 21 C.F.R. 821. CSI shall keep these records current and up-to-date over the life of each OEM Product, according to FDA rules and regulations. Additionally, CSI will implement audits of the tracking system per 21 C.F.R. 821 and make records of the audit finds available to GEMS-IT upon request. CSI releases GEMS-IT, and agrees to indemnify, defend and hold GEMS-IT harmless, from any obligation to maintain such records of its own, and from any damages resulting from failure to comply with statutory or regulatory requirements with respect thereto. In the event the FDA requests records in connection with an audit or if there is a recall of an OEM Product and such records are requested, CSI will rely on its internal processes and compliance procedures to respond appropriately and according to its obligations, as set forth herein and in the OEM Purchase Agreement. GEMS-IT will share all customer contact information with CSI for the purpose of: (a) direct order fulfillment by CSI from its manufacturing facility, and (b) device tracking.
     3. Governing Law. The validity, construction, performance and enforceability of this Amendment shall be governed in all respects by the laws of the State of New Jersey, without reference to the choice-of-law provisions thereof.

     4. Counterparts; Facsimile. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.
     5. Severability. In the event any provision of this Amendment shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Amendment shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Amendment or unless the invalid or unenforceable provisions comprise an integral part of, or in inseparable from, the remainder of this Amendment. If this Amendment continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.
     6. Interpretation. This Amendment has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Amendment. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Amendment against the party that has drafted it is not applicable and is waived. The provisions of this Amendment shall be interpreted in a reasonable manner to effect the purposes of the parties and this Amendment.
     7. Entire Agreement. The terms of this Amendment are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.
     8. Headings. The article and section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.
          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their thereunto duly authorized representatives as of the date first above written.

Cardiac Science, Inc.		GE Medical Systems
Information Technologies, Inc.

By:	/s/ Raymond W. Cohen	By:	/s/ Matthias Weber
Name:	Raymond W. Cohen	Name:	Matthias Weber
Title:	Chairman and CEO	Title:	Vice President & General Manager Cardiology Systems

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